Exhibit 99.2

i-80 Gold Closes Upsized US$287.5 Million Offering of Convertible Senior Notes

TORONTO, ON, March 23, 2026 – i-80 GOLD CORP. (TSX:IAU) (NYSE American:IAUX) (“i-80 Gold” or the “Company”) is pleased to announce the closing of its previously announced offering (the “Offering”) of 3.75% unsecured convertible senior notes due 2031 (the “Notes”) for an aggregate principal amount of US$287.5 million, which includes the upsized Offering of US$250 million and the exercise in full of the US$37.5 million option granted to the initial purchasers of the Notes. The initial conversion rate for the Notes is 519.4805 common shares of the Company (the “Shares”) per US$1,000 principal amount of Notes, equivalent to an initial conversion price of approximately US$1.93 per Share.

i-80 Gold intends to use the net proceeds from this Offering to advance the Company’s five gold projects through various stages of development, refurbish the Lone Tree processing plant, and fund resource expansion and infill drilling, as well as for general corporate and working capital purposes.

The Notes and the Shares issuable upon the conversion thereof have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), registered under any state securities laws, or qualified by a prospectus in Canada. The Notes and the Shares may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration under the Securities Act. The Notes were offered only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act). The Notes may not be offered or sold in Canada except pursuant to exemptions from the prospectus requirements of applicable Canadian provincial and territorial securities laws.

This news release is neither an offer to sell nor the solicitation of an offer to buy the Notes or the Shares issuable upon the conversion thereof, and shall not constitute an offer to sell or solicitation of an offer to buy, or a sale of, the Notes or the Shares issuable upon the conversion thereof in any jurisdiction in which such offer, solicitation or sale is unlawful.

About i-80 Gold Corp.

i-80 Gold Corp. is a Nevada-focused mining company committed to building a mid-tier gold producer through a new development plan to advance its high-quality asset portfolio. The Company is the fifth largest gold mineral resource holder in the state with a pipeline of high-grade multi-stage projects strategically located in Nevada’s most prolific gold-producing trends. Leveraging its central processing facility following an anticipated refurbishment, i-80 Gold is executing a hub-and-spoke regional mining and processing strategy to maximize efficiency and growth. i-80 Gold’s shares are listed on the Toronto Stock Exchange (TSX: IAU) and the NYSE American (NYSE: IAUX).

For further information, please contact:

Leily Omoumi – SVP, Corporate Development and Strategy

Caterina De Rosa – VP, Investor Relations

1.866.525.6450

info@i80gold.com

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PRESS RELEASE TSX: IAU | NYSE American: IAUX

Cautionary Statement Regarding Forward-Looking Information

Certain information set forth in this press release, including but not limited to statements regarding the proposed use of proceeds of the Offering, constitutes forward looking statements or forward-looking information within the meaning of applicable securities laws.

All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates” or “believes”, or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Readers are cautioned that the assumptions used in the preparation of information, although considered reasonable at the time of preparation, may prove to be inaccurate and, as such, reliance should not be placed on forward looking statements.

The Company’s actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits, if any, that the Company will derive therefrom. By their nature, forward looking statements are subject to numerous risks and uncertainties, some of which are beyond the Company’s control, including general economic and industry conditions, risks associated with the refurbishment of the Lone Tree Plant and advancement of the Company’s projects, as well as those factors discussed under the heading “Risks Factors” in the Form 10-K for the fiscal year ended December 31, 2025, which is available on EDGAR at www.sec.gov/edgar and SEDAR+ at www.sedarplus.ca. Readers are encouraged to carefully review these risk factors as well as the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. All forward-looking statements contained in this press release speak only as of the date of this press release or as of the dates specified in such statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

Additional information relating to i-80 Gold can be found on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov/edgar.

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